UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2020

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 2, 2020, Unique Fabricating, Inc. (the “Company”) issued a press release announcing the appointment of Brian P. Loftus as the new Chief Financial Officer (“CFO”) of the Company. His employment is expected to commence on April 6, 2020 and he will report to Byrd Douglas Cain, III, the Company’s President and Chief Executive Officer.
Mr. Loftus, age 38, joins the Company from Wabash National Corporation (“Wabash”), a publicly traded leader in the design and manufacturing of engineered solutions for the transportation, logistics and distribution industries. Mr. Loftus was Wabash’s Corporate Controller since October 2018. Prior to Wabash, Mr. Loftus was the Corporate Controller for Horizon Global Corporation (“Horizon”), a publicly traded designer, manufacturer, and distributor of towing and trailering equipment from July 2015 to October 2018. Prior to Horizon, Mr. Loftus held various positions with TriMas Corporation, a diversified industrial manufacturer, from August 2009 to June 2015 including Controller for TriMas’ subsidiary Cequent Performance Products, Inc., Segment Financial Manager, and Corporate Audit Manager. Mr. Loftus began his career in public accounting with Deloitte and Touche LLP. Mr. Loftus earned a Bachelor of Science in Business Administration in Accounting and a Master of Business Administration from Central Michigan University. Mr. Loftus is a Certified Public Accountant in the State of Michigan.
In connection with his appointment as CFO, Mr. Loftus’ compensation will include the following: (i) annual base salary of $270,000; (ii) he will be eligible to receive an annual short-term cash incentive award subject to the satisfaction of terms and conditions determined by the Company’s Board of Directors in its sole discretion with an initial target of not less than thirty percent (30%) of his base salary; (iii) two grants under the Company’s Executive Incentive Compensation Plan, the first grant will be 25,000 options with an exercise price equal to the closing market price on April 6, 2020 with a vesting schedule equal to 40% after 12 months and 20% on each consecutive anniversary thereof and the second grant will be 25,000 options with an exercise price equal to the closing market price on April 6, 2020 with a vesting schedule equal to 50% once the closing price of the Company’s stock is in excess of $7.50 for 10 out of 20 consecutive trading days and 50% once the closing price of the Company’s stock is in excess of $12.50 for 10 out of 20 consecutive trading days; and (iv) a one-time cash payment of $7,500 to cover temporary housing and commuting costs. Should the Company involuntary terminate Mr. Loftus’ employment without cause, Mr. Loftus would be entitled to severance payments equal to six months of his annual base salary.
Other than described above, there is no other arrangement or understanding between Mr. Loftus and any other person pursuant to which Mr. Loftus will be appointed as Chief Financial Officer of the Company. Mr. Loftus has no family relationship with any director or executive officer of the Company, and there are no transactions in which Mr. Loftus has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Loftus’ appointment, Byrd Douglas Cain, III will step down as interim CFO of the Company, effective April 6, 2020. Mr. Cain will continue as the Company's President and Chief Executive Officer.
Item 7.01 Regulation FD Disclosure.
On April 2, 2020, the Company issued a press release announcing the hiring of Mr. Loftus as the Company’s Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibit. The following exhibit is filed herewith:
EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 2, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: April 7, 2020	By:	/s/ Byrd Douglas Cain III
Byrd Douglas Cain III
President and Chief Executive Officer